Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 o: 206.883.2500 f: 206.883.2699

September 20, 2022

Alpine Immune Sciences, Inc.
188 East Blaine Street, Suite 200
Seattle, Washington 98102
 Re:         Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Alpine Immune Sciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 14, 2021 of a Registration Statement on Form S-3 (File No. 333-256107) under the Securities Act of 1933, as amended, and declared effective on May 20, 2021 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated September 20, 2022 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).
The Prospectus Supplement relates to the offering by the Company of up to 13,606,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and up to 2,040,900 shares of Common Stock that may be sold pursuant to the exercise of an option to purchase additional shares granted to the underwriters (together with the Firm Shares, the “Shares”). The offering of the Shares is being made pursuant to that certain underwriting agreement (the “Underwriting Agreement”) dated September 20, 2022, by and among the Company, Morgan Stanley & Co. LLC, SVB Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein.
We have examined copies of the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the
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Alpine Immune Sciences, Inc.
September 20, 2022

Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.
Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.
We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
    Sincerely,
    `                 /s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

Alpine Immune Sciences, Inc.
September 20, 2022